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                                                EXHIBIT 22

SUBSIDIARIES OF SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

Massachusetts Financial Services Company, Delaware

Sun Investment Services Company, Delaware

Sun Benefit Services Company, Inc., Delaware

New London Trust F.S.B.*

Massachusetts Casualty Insurance Company, Massachusetts

Sun Life Finance Corporation, Delaware

Sun Capital Advisers, Inc., Delaware

Sun Life Financial Services Limited, Bermuda

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* a federally chartered savings bank.